    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 1997
                                                     REGISTRATION NO. 333-23799
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                AMENDMENT NO. 1
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                           RAMSAY HEALTH CARE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
       DELAWARE               63-0857352                  8063
   (STATE OR OTHER         (I.R.S. EMPLOYER        (PRIMARY STANDARD
     JURISDICTION        IDENTIFICATION NO.)           INDUSTRIAL
 OF INCORPORATION OR                              CLASSIFICATION CODE
    ORGANIZATION)                                       NUMBER)

                                                  BERT G. CIBRAN
                                                    PRESIDENT
           COLUMBUS CENTER                       COLUMBUS CENTER
          ONE ALHAMBRA PLAZA                    ONE ALHAMBRA PLAZA
              SUITE 750                             SUITE 750
     CORAL GABLES, FLORIDA 33134           CORAL GABLES, FLORIDA 33134
            (305) 569-6993                        (305) 569-6993
  (ADDRESS, INCLUDING ZIP CODE, AND    (NAME, ADDRESS, INCLUDING ZIP CODE,
          TELEPHONE NUMBER,                   AND TELEPHONE NUMBER,
 INCLUDING AREA CODE, OF REGISTRANT'S   INCLUDING AREA CODE, OF AGENT FOR
     PRINCIPAL EXECUTIVE OFFICES)                    SERVICE)

                                  COPIES TO:
        BRADLEY P. COST, ESQ.                   JOHN A. SANDERS, ESQ.
           HAYTHE & CURLEY                     RICHARD A. HEINLE, ESQ.
           237 PARK AVENUE                         FOLEY & LARDNER
       NEW YORK, NEW YORK 10017                      SUITE 1800
                                               111 NORTH ORANGE AVENUE
                                               ORLANDO, FLORIDA 32802

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement, approval by the stockholders of Ramsay Managed Care, Inc. of the Agreement and Plan of Merger attached as Appendix A to the enclosed Joint Proxy Statement/Prospectus and approval by the stockholders of Ramsay Health Care, Inc. of the issuance of the number of shares of common stock, $.01 par value, of Ramsay Health Care, Inc., and the number of shares of class B preferred stock, Series 1996, $1.00 par value, of Ramsay Health Care, Inc., contemplated by such Agreement and Plan of Merger.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
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
                                                             PROPOSED
                                                PROPOSED      MAXIMUM
     TITLE OF EACH                              MAXIMUM      AGGREGATE   AMOUNT OF
  CLASS OF SECURITIES       AMOUNT TO BE     OFFERING PRICE  OFFERING   REGISTRATION
  TO BE REGISTERED(1)       REGISTERED(1)     PER UNIT(2)    PRICE(2)       FEE
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
Common Stock ($.01 par
 value)(3)............   3,349,438 shares(4)     $3.03      $10,148,799 $3,075.39(6)
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Warrants (to purchase
 Common Stock)........    213,333 warrants        --            --          -- (7)
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Preferred Stock, Class
 B, series 1996.......     100,000 shares         --        $30,000(5)    $9.09(6)

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(1) Based upon an assumed maximum number of shares that may be issued in the
    Merger described herein. Such number is based upon the maximum number of shares which, pursuant to the terms of the proposed Merger, may be issued upon the Merger.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(f)(1) and 457(f)(2) under the Securities Act of 1933, as amended, on the basis of the aggregate market value of the common stock, $.01 par value, of Ramsay Managed Care, Inc. ("RMCI Common Stock"), to be exchanged for the securities to be issued by the Registrant calculated by multiplying the average of the bid and asked price per share for the RMCI Common Stock on March 19, 1997 as reported on the OTC Bulletin Board, times the maximum number of shares of common stock, $.01 par value, of the Registrant, issuable in the Merger plus the value of the preferred stock, $.01 par value, of Ramsay Managed Care, Inc., to be exchanged for the preferred stock, $1.00 par value, of the Registrant, calculated in accordance with Rule 457(2).
(3) Includes one common share purchase right in respect of each share of Common Stock, which rights will be issued pursuant to the Ramsay Health Care, Inc. Stockholder Rights Plan.
(4) Consists of (i) 2,136,105 shares of Common Stock to be issued in the Merger described herein in exchange for shares of RMCI Common Stock, (ii) 1,000,000 shares of Common Stock issuable upon the conversion of the 100,000 shares of class B preferred stock, series 1996, $1.00 par value, of Ramsay Health Care, Inc. to be issued in the Merger described herein in exchange for the preferred stock, series 1996, $.01 par value, of Ramsay Managed Care, Inc. and (iii) 213,333 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock.
(5) Calculated in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.
(6) A filing fee in the aggregate amount of $972.35 has heretofore been paid by the Registrant in connection with the filing of its Schedule 14A and preliminary proxy materials and a filing fee in the aggregate amount of $998.07 has heretofore been paid by the Registrant in connection with the filing of a Registration Statement on Form S-4.
(7) No value has been assigned to the Warrants in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  A list of Exhibits required to be filed as part of this Amendment No. 1 to Registration Statement on Form S-4 is listed in the attached Index to Exhibits and is incorporated herein by reference.

                               INDEX TO EXHIBITS

                                                                         PAGE
                                                                        NUMBER
                                                                        ------
 23.7 Consent of Ernst & Young LLP (see "Consent of Independent
      Auditors" included in the Registration Statement)...............
 23.8 Consent of Ernst & Young LLP (see "Consent of Independent
      Certified Public Accountants Auditors" included in the
      Registration Statement).........................................

  Copies of the exhibits filed with this Registration Statement on Form S-4 or incorporated by reference herein do not accompany copies hereof for distribution to stockholders of RHCI. RHCI will furnish a copy of any such exhibits to any stockholder requesting the same.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CORAL GABLES, STATE OF FLORIDA THE 25TH DAY OF MARCH, 1997.

                                          Ramsay Health Care, Inc.

                                                   /s/ Bert G. Cibran
                                          By: _________________________________
                                                      BERT G. CIBRAN
                                                (PRESIDENT AND PRINCIPAL
                                                   EXECUTIVE OFFICER)


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                             TITLE                     DATE
                 ---------                             -----                     ----
            /s/ Bert G. Cibran
 __________________________________________ President and Principal      Dated: March 25, 1997
              BERT G. CIBRAN                 Executive Officer


             /s/ Carol C. Lang
 __________________________________________ Principal Financial Officer  Dated: March 25, 1997
               CAROL C. LANG


            /s/ Daniel A. Sims
 __________________________________________ Principal Accounting Officer Dated: March 25, 1997
              DANIEL A. SIMS


            /s/ Paul J. Ramsay
 __________________________________________ Chairman of the Board        Dated: March 25, 1997
              PAUL J. RAMSAY                 and Director


            /s/ Luis E. Lamela
 __________________________________________ Vice Chairman of the Board   Dated: March 25, 1997
              LUIS E. LAMELA                 and Director


            /s/ Aaron Beam, Jr.
 __________________________________________ Director                     Dated: March 25, 1997
              AARON BEAM, JR.

                 SIGNATURE                     TITLE               DATE
                 ---------                     -----               ----
            /s/ Peter J. Evans
 __________________________________________  Director     Dated: March 25, 1997
              PETER J. EVANS


           /s/ Thomas M. Haythe
 __________________________________________  Director     Dated: March 25, 1997
             THOMAS M. HAYTHE


           /s/ Steven J. Shulman
 __________________________________________  Director     Dated: March 25, 1997
             STEVEN J. SHULMAN


           /s/ Michael S. Siddle
 __________________________________________  Director     Dated: March 25, 1997
             MICHAEL S. SIDDLE

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 8, 1996 with respect to the financial statements of Ramsay Health Care, Inc. included in the Joint Proxy Statement/Prospectus of Ramsay Health Care, Inc. and Ramsay Managed Care, Inc. constituting part of this Registration Statement on Form S-4 of Ramsay Health Care, Inc., for the registration of 3,349,438 shares of its common stock, 100,000 shares of its class B, series 1996 preferred stock, and 213,333 warrants to purchase shares of its common stock.

                                          Ernst & Young LLP

New Orleans, Louisiana
March 24, 1997

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 28, 1996 (except for Note 16 , as to which the date is October 21, 1996) with respect to the financial statements of Ramsay Managed Care, Inc. included in the Joint Proxy Statement/Prospectus of Ramsay Health Care, Inc. and Ramsay Managed Care, Inc. constituting part of this Registration Statement on Form S-4 of Ramsay Health Care, Inc. for the registration of 3,349,438 shares of its common stock, 100,000 shares of its class B, series 1996 preferred stock and 213,333 warrants to purchase shares of its common stock.

                                          Ernst & Young LLP

Orlando, Florida
March 20, 1997